Exhibit 99.1

Teknova Expands Leadership Team with the Appointments of Ken Gelhaus as Chief Commercial Officer and Jennifer Henry as Senior Vice President, Marketing

HOLLISTER, Calif., Nov 10, 2021 – Alpha Teknova, Inc. (“Teknova”) (Nasdaq: TKNO), a leading manufacturer of cell culture media and supplements, protein purification buffers, and molecular biology reagents, today announced the appointments of Ken Gelhaus as Chief Commercial Officer (“CCO”) and Jennifer Henry as Senior Vice President, Marketing.

“We’re truly excited that Ken and Jennifer have chosen to join our leadership team,” said Stephen Gunstream, CEO of Teknova. “Both of them bring uniquely valuable experience to their roles,” he continued. “Ken knows how to build and lead successful commercial organizations in complex life sciences businesses. That’s what we’ve challenged him to do here at Teknova. He’ll begin by developing a commercial function – including a sales team – ready to drive high growth and support greater scale.”

Gunstream also explained that, in recruiting Henry to lead the Company’s marketing efforts, “We very deliberately looked outside the traditional life sciences space. I hoped to attract a top-notch marketing and branding professional who would bring a fresh, consumer-oriented perspective to Teknova’s marketing strategy. We are fortunate to have found exactly that in Jennifer.”

Gelhaus has more than 15 years of experience in the life sciences and diagnostics industries. Most recently, he served as Vice President/General Manager at BD Biosciences, where he was responsible for the global clinical solutions business unit. He began his career at Genentech in manufacturing operations, and subsequently held roles of increasing responsibility at Danaher Corporation involving marketing, strategy development, acquisition integration, commercial operations, and sales. As CCO of Teknova, he will lead the sales, product management, commercial operations, and customer service teams.

For 25 years, Henry has been a brand and marketing leader across consumer software, financial services, and the consumer electronics industries. Most recently, she was Senior Director of Global Brand at eBay, responsible for corporate brand strategy, identity, and integrity. Earlier in her career, she was part of the original iPhone launch team at Apple and held various senior advertising and marketing roles supporting both the iPhone and iPad devices. She also led the global marketing communications team at Google, where she was responsible for the rebranding and launch of Motorola’s new flagship smartphones. After Google, she joined Facebook to lead the creation and execution of global multi-channel, integrated marketing initiatives across several core products, including Oculus (virtual reality) and Novi (blockchain). At Teknova, she will drive the company’s corporate brand strategy and product marketing efforts.

About Teknova

Teknova is expediting clinical breakthroughs in the life sciences by providing custom products and reagents for bioprocessing, bioproduction, and molecular diagnostics. With a focus on agility and customization, Teknova delivers research-grade and GMP products, including cell culture media and supplements, protein and nucleic acid purification buffers, and molecular biology reagents for a multitude of established and emerging applications, including cell and gene therapy, mRNA therapeutics, genomics, and synthetic biology. Teknova’s proprietary processes enable the manufacture and delivery of high quality, custom, made-to-order products on short turnaround times and at scale, across all stages of development, including commercialization.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to our long-term growth strategy, demand for our products, expansion of our production capacity and commercial and R&D capabilities. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our cash flows and revenue growth rate; our supply chain, sourcing, manufacturing and warehousing; inventory management; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; reliance on a limited number of customers for a high percentage of our revenue; acquisitions of other companies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts

Matt Lowell

Chief Financial Officer

matt.lowell@teknova.com

+1 831-216-1830

Sara Michelmore

MacDougall Advisors

smichelmore@macbiocom.com

+1 781-235-3060

Media Contact

Matthew Corcoran

MacDougall Advisors

mcorcoran@macbiocom.com

+1 617-866-7350